EXHIBIT 23






CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in Northern Empire Bancshares' Registration Statement on Form S-8 (No. 333-33076) of our report on the audit of the consolidated financial statements of Northern Empire Bancshares as of December 31, 2003 and 2002, and for the three years ended December 31, 2003. Our report, which is dated January16, 2004, appears in the Annual Report on Form 10-K of Northern Empire Bancshares for the year ended December 31, 2003.


                                   /s/ MOSS ADAMS LLP

Santa Rosa, California
March 3, 2004